EXHIBIT 99.1
Investor Update
October 31, 2012

This investor update provides Spirit's investor guidance for the fourth quarter ending December 31, 2012 and full year 2012. All data is based on preliminary estimates.

Capacity - Available Seat Miles (ASMs)	1Q12A	2Q12A	3Q12A	4Q12E	FY2012E
ASMs Year-over-Year % Change	17.7%	16.5%	22.0%	29.2%	21.5%

	4Q12E

Passenger segments Year-over-Year % Change	20%	-	21%

Operating Expense per ASM (CASM) (cents)
CASM*	9.95	-	10.00
Less: Fuel expense per ASM	4.05
CASM ex-fuel*	5.90	-	5.95

Average Stage Length (miles)	934

Fuel Expense per Gallon ($)
Fuel cost*	$3.28
Less: Unrealized mark-to-market (gains) and losses (1)	n/a
Economic fuel cost	$3.28

Fuel gallons (thousands)	36,718

*Includes fuel taxes, and into-plane fuel cost. Based on the jet fuel curve as of October 30, 2012 and includes fuel hedge (gains) and losses currently expected to be realized during the fourth quarter 2012.

	4Q12E			FY2012E
Effective Tax Rate	38%			38%

	4Q12E			FY2012E
Wtd. Average Share Count (thousands)
Basic	72,439			72,385
Diluted	72,634			72,594

Capital Expenditures & Other Working Capital Requirements	Full Year 2012E
(millions)
Capital expenditures*	$26
Pre-delivery deposits for flight equipment, net of refunds	$8
Pre-paid maintenance reserves, net	$27
Pre-IPO Tax Receivable Agreement distribution	$27

*Includes the purchase of two spare engines that were financed under a sale/leaseback transaction upon delivery.

Fuel Hedges	% of Est.		Average price
Period	Volume	Instrument	Call/bbl	Put /bbl
4Q12	20%	WTI collars	$93.70	$86.33

Refining Margin
Hedges	% of Est.		Average price
Period	Volume	Instrument	per gallon

4Q12	24%	Basis swaps	$0.0395

Footnotes

(1)
Unrealized mark-to-market (gains) and losses are comprised of estimated non-cash adjustments to aircraft fuel expense. The Company may have unrealized mark-to-market (gains) or losses in the fourth quarter 2012, but is not yet able to estimate the amount.

Spirit Airlines, Inc.
Aircraft Delivery Schedule - as of October 31, 2012

			Aircraft Type
			A319	A320	A321	Total
Total Aircraft Year-end 2011			26	9	2	37
	1Q12		-	3	-	3
	2Q12		-	2	-	2
	3Q12		-	-	-	0
	4Q12		1	2	-	3
Total Aircraft Year-end 2012			27	16	2	45

	1Q13		2	2	-	4
	2Q13		-	1	-	1
	3Q13		-	1	-	1
	4Q13		-	3	-	3
Total Aircraft Year-end 2013			29	23	2	54

	2014		-	7	-	7
	2015		-	10	-	10
Total Aircraft Year-end 2015			29	40	2	71

The Company has 75 aircraft (30 classic A320s and 45 A320neos) on firm order for delivery between 2016 and 2021. In addition, Spirit has signed a Letter of Intent with ILFC to lease five A320neo aircraft, subject to final documentation.

Seat Configurations
Aircraft Type		Seats
A319		145
A320		178
A321		218

Forward-Looking Statements
Statements in this release contain various forward-looking statements within the meaning Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals, or actions the Company may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the management of future maintenance costs related to the Company's seat maintenance program, the delivery schedule of aircraft on order and announced new service routes and customer savings programs, guidance and estimates for the fourth quarter and full year 2012, including expectations regarding capacity, CASM, CASM ex-fuel, fuel expense, economic fuel cost, expected unrealized mark-to-market gains or losses, and tax rates. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations, including the competitive environment in the airline industry; the Company's ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company's ability to generate non-ticket revenues; and government regulation. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2011.